EXHIBIT (d)(iii)

                             SUB-ADVISORY AGREEMENT

         AGREEMENT dated November 28, 2005, between FIFTH THIRD ASSET MANAGEMENT, INC., an Ohio corporation (the "Adviser") and FORT WASHINGTON INVESTMENT ADVISORS, INC., an Ohio corporation (the "Sub-Adviser"), and approved by FIFTH THIRD FUNDS, a Massachusetts business trust (the "Trust")

         WHEREAS, the Trust is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing an interest in a separate portfolio of securities and other assets (each a "Fund");

         WHEREAS, the Adviser is the investment adviser to the Trust;

         WHEREAS, the Adviser and Sub-Adviser are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

         WHEREAS, the Adviser wishes to retain the Sub-Adviser to assist the Adviser in providing investment advisory services in connection with the Fifth Third High Yield Bond Fund (the "Sub-Advised Portfolio"); and

         WHEREAS, the Sub-Adviser is willing to provide such services to the Adviser upon the terms and conditions and for the compensation set forth below.

         NOW, THEREFORE, in consideration of the premises and mutual covenants therein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Adviser hereby appoints the Sub-Advisor its sub-adviser with respect to the Sub-Advised Portfolio as provided for in the Investment Advisory Agreement between the Adviser and the Trust dated as of April 30, 2001 (such Agreement or the most recent successor advisory agreement between such parties is herein called the "Advisory Agreement"). The Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. DELIVERY OF DOCUMENTS. The Adviser shall provide to the Sub-Adviser copies of the Trust's most recent prospectus and statement of additional information (including all supplements thereto) which relate to any class of shares representing interests in the Fund (each such prospectus and statement of additional information as presently in effect, and as they shall from time to

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time be amended and supplemented, is herein respectively called a "Prospectus"
and a "Statement of Additional Information").

         3. SUB-ADVISORY SERVICES TO THE SUB-ADVISED PORTFOLIO.

                  (a) Subject to the supervision of the Adviser, the Sub-Adviser will perform the following services (i) provide investment research and credit analysis concerning the Sub-Advised Portfolio's investments; (ii) conduct a continual program of investment of the Sub-Advised Portfolio's assets; (iii) place orders for all purchases and sales of the investments made for the Sub-Advised Portfolio; (iv) maintain the books and records required in connection with its duties hereunder; and (v) keep the Adviser informed of material developments affecting the Sub-Advised Portfolio.

                  (b) The Sub-Adviser will use the same skill and care in providing such services as it uses in providing services to other accounts for which is has investment responsibilities; provided that, notwithstanding this Paragraph 3(b), the liability of the Sub-Adviser for actions taken and non-actions with respect to the performance of services under this Agreement shall be subject to the limitations set forth in Paragraph 10(a) of this Agreement.

                  (c) The Sub-Adviser will communicate to the Adviser and to the Trust's custodian and fund accountants as instructed by the Adviser on each day that a purchase or sale of a security is effected for the Sub-Advised Portfolio
(i) the name of the issuer, (ii) the amount of the purchase or sale, (iii) the name of the broker or dealer, if any, through which the purchase or sale has been affected, (iv) the CUSIP number of the security, if any, and (v) such other information as the Adviser may reasonably require for purposes of fulfilling its obligations to the Trust under the Advisory Agreement.

                  (d) The Sub-Adviser will provide the services rendered by it hereafter in accordance with the Sub-Advised Portfolio's investment objectives, policies and restrictions as stated in the Sub-Advised Portfolio's Prospectus and the Funds' Statement of Additional Information.

                  (e) The Sub-Adviser will maintain records of the information associated with this Agreement for the time required under the Investment Advisers Act of 1940, as amended.

                  (f) The Sub-Adviser will promptly review all (1) reports of current security holdings in the Sub-Advised Portfolio, (2) summary reports of transactions and pending maturities (including the principal, cost and accrued interest on each portfolio security in maturity date order) and (3) current cash position reports (including cash available from portfolio sales and maturities and sales of the Sub-Advised Portfolio's shares less cash needed for redemptions

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and settlement of portfolio purchasers), all within a reasonable time after receipt thereof from the Trust and will promptly report any errors or discrepancies in such reports of which it is aware to the Trust or its designee and Adviser.

         4. BROKERAGE. The Sub-Adviser may place orders pursuant to its investment determinations for the Sub-Advised Portfolio either directly with the issuer or with any broker or dealer. In selecting brokers or dealers through which to place orders, the Sub-Adviser will consider all relevant factors, including, but not limited to, the experience and skill of the firm's securities traders, as well as the firm's financial responsibility and administrative efficiency. The Sub-Adviser will attempt to obtain the best price and the most favorable execution of its orders. Consistent with these obligations, the Sub-Adviser is authorized to select brokers on the basis of the research, statistical and pricing services they provide to the Sub-Advised Portfolio. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Adviser determines in good faith that such transaction is reasonable in relation to the benefits in the Sub-Advised Portfolio over the long term. In no instance will portfolio securities be purchased from or sold, on a principal basis, to the Trust's principal underwriter, the Adviser or any affiliated person thereof (as the term "affiliated person" is defined in the 1940 Act), except to the extent permitted by SEC exemptive order or applicable law.

         5. COMPLIANCE WITH LAWS; CONFIDENTIALITY; CONFLICTS OF INTEREST.

                  (a) The Sub-Adviser agrees that it will comply with all applicable laws, rules and regulations of all federal and state regulatory agencies having jurisdiction over the Sub-Adviser in performance of its duties hereunder (herein called the "Rules").

                  (b) The Sub-Adviser will treat confidentially and as proprietary information of the Trust and the Adviser all records and information relative to the Trust and the Adviser and prior, present or potential shareholders (other than information that has been made public by the Trust or Adviser), and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust or Adviser, as appropriate, unless such notification and/or approval is not practicable under the circumstance, which approval (i) shall not be unreasonably withheld and (ii) may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. The terms of this section 5(b) shall survive the termination of this Agreement.

                  (c) Notwithstanding anything herein to the contrary,

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Sub-Adviser may perform investment advisory services for various other clients, including other investment companies.

         6. CONTROL BY TRUST'S BOARD OF TRUSTEES. Any recommendations concerning the Sub-Advised Portfolio's investment program proposed by the Sub-Adviser to the Sub-Advised Portfolio and the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Sub-Advised Portfolio pursuant thereto shall at all times be subject to any lawful, applicable directives of the Board of Trustees of the Trust.

         7. BOOKS AND RECORDS. The Sub-Adviser shall maintain and preserve such records related to the Sub-Advised Portfolio's portfolio transactions as required under the Rules. The Adviser shall maintain and preserve all books and other records not related to the Sub-Advised Portfolio's portfolio transactions as required under the Rules. The Sub-Adviser agrees that all records that it maintains for the Sub-Advised Portfolio are the property of the Trust and further agrees to surrender copies of such records to the Trust promptly upon the Trust's request. The terms of this section 7 shall survive the termination of this Agreement.

         8. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with the performance of its services under this Agreement other than the cost of securities, brokerage commissions, custodian fees, auditor's fees, taxes, interest, expenses that are undertaken by the Adviser or the Trust and other expenses related to the operation of the Trust or any Fund.

         9. AUDIT/COOPERATION.

                  (a) Adviser and Trust shall have the right to audit and inspect the records, policies, procedures and premises of Sub-Adviser as reasonably required to ensure compliance with the terms of this Agreement and the Rules.

                  (b) Sub-Adviser shall cooperate fully with Adviser and Trust in regards to any inquiry, examination or request for information from any federal or state regulatory agencies having authority over the Trust, Adviser or Funds.

         10. COMPENSATION. For the services provided and the expenses borne by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser an annual investment advisory fee equal to 0.40% up to $50 million in assets, then 0.30% thereafter of the portion of the average daily net assets of the Sub-Advised Portfolio managed by the Sub-Adviser. The compensation shall be computed and accrued daily and paid to Sub-Adviser monthly, in arrears within 15 calendar days of Adviser receiving a detailed calculation of the compensation due for the preceding month. Payment of this compensation shall be the sole

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responsibility of the Adviser and shall in no way be an obligation of the
Sub-Advised Portfolio or of the Trust. If the Sub-Adviser serves in such capacity for less than the whole of any period specified in Section 13, the compensation to Sub-Adviser shall be prorated.

         11. LIMITATION OF LIABILITY.

                  (a) The Sub-Adviser shall not be liable for any error of judgment or mistake or law or for any loss suffered by the Adviser, the Trust or the Sub-Advised Portfolio in connection with the matters to which this Agreement relates, except that Sub-Adviser shall be liable to the Adviser for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement. In no case shall the Sub-Adviser be liable for actions taken or non-actions with respect to the performance of services under this Agreement based upon specific information, instructions or requests given or made to the Sub-Adviser by the Adviser.

                  (b) The Adviser shall be responsible at all times for supervising the Sub-Adviser, and this Agreement does not in any way limit the duties and responsibilities that the Adviser has agreed to under the Advisory Agreement.

         12. INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the Trust and Adviser, each of its Trustees and each of their officers, directors, employees and controlling persons from and against any losses, expenses, (including reasonable attorneys' fees and court costs), damages or liabilities to which the Trust or Adviser becomes subject in so much as such losses, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) the willful misfeasance, bad faith, gross negligence or material breach of this Agreement by the Sub-Adviser, or (ii) statements or omissions, if any, made in the registration statement, Prospectus or Statement of Additional Information or any amendment or supplement thereof in reliance upon, and in conformity with, information furnished to the Trust or Adviser with respect to the Sub-Adviser by or on behalf of the Sub-Adviser expressly for use in the registration statement, Prospectus or Statement of Additional Information or any amendment or supplement thereof. The terms of this section 12 shall survive the termination of this Agreement.

         13. DURATION AND TERMINATION. This Agreement shall become effective as of the date hereof provided that it shall have been approved by vote of a majority of the outstanding voting securities of the Sub-Advised Portfolio and, unless sooner terminated as provided herein, shall continue with respect to the Sub-Advised Portfolio until November 28, 2006. Thereafter, if not terminated, this Agreement shall continue in effect for successive 12-month periods ending on November 28 of each year, provided such continuance is specifically approved

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at least annually (a) by the vote of a majority of those members of the Board of
Trustees of the Trust who are not parties to this Agreement or interested persons of this Trust or any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Sub-Advised Portfolio; provided, however, that this Agreement may be terminated with respect to the Sub-Advised Portfolio without the payment of any penalty:
(i) by the Trust at any time upon 60 days' prior notice; (ii) by the vote of the majority of the outstanding voting securities of the Sub-Advised Portfolio upon 60 days' prior notice, (iii) by the Adviser on 60 days written notice to the Sub-Adviser, (iv) by the Sub-Adviser on 60 days written notice to the Adviser, or (v) at any time, by the Adviser, the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Sub-Advised Portfolio in the event that a court of competent jurisdiction establishes that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action that results in a breach of this Agreement. This Agreement will also immediately terminate in the event of its assignment or in the event of termination of the Advisory Agreement for any reason whatsoever. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act and the rules and regulations thereunder.)

         14. TRADEMARKS. Neither the Adviser nor the Trust shall use the name of the Sub-Adviser in any prospectus, sales literature or other material relating to the Advisor or the Trust in any manner not approved by Sub-Adviser, which approval shall not be unreasonably withheld or delayed. Sub-Adviser will, however, approve all uses of its name which merely refer in accurate terms to its appointment under this Agreement or which are required by the SEC, any state securities commission or other governmental body. The Sub-Adviser agrees to submit any proposed sales literature for the Trust or for itself or its affiliates which mentions the Trust or Sub-Advised Portfolio to the Trust's distributor and the Adviser for review and approval, which shall not be unreasonably withheld or delayed. Adviser and the Trust will respectively approve the uses of their names that are required by the SEC, state securities commission or other governmental body. Any and all communications pursuant to this Section 14 will be sent to the Sub-Adviser at its address listed in the Notices section below reflecting ATTN: Compliance Review. If the Sub-Adviser does not respond to Adviser within 3 days of receipt of a communication pursuant to this section, Adviser will be justified in relying on the fact that the Sub-Adviser does not object to the material as presented to the Sub-Adviser by the Adviser.

         15. COMPLIANCE CERTIFICATION. The Sub-Adviser shall provide a certification that its policies and procedures are reasonably designed to prevent violations of the Advisers Act, as is reasonably requested by the Trust or Adviser. In addition, the Sub-Adviser will provide annually a written report

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of its policies and procedures reasonably designed to prevent violations of the
Advisers Act to enable the Trust to fulfill its obligations under Rule 38a-1 of the 1940 Act. The summary report will describe the Sub-Adviser's policies and procedures as they relate to the services it provides to the Sub-Advised Portfolio, the types of compliance risks material to the Sub-Advised Portfolio, and will discuss the adequacy of the Sub-Adviser's compliance controls.

         16. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

         17. FORCE MAJEURE. The Sub-Adviser shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot or failure of communication supply. When any of these events occurs, the Sub-Adviser shall take reasonable steps to minimize service interruptions, but shall not be liable for any such interruptions unless it fails to take the reasonable measures required by this Section 17

         18. NOTICE. Any notices under this Agreement shall be in writing, addressed and delivered personally, by facsimile, by a national recognized carrier or by postage-prepaid mail to the other party at such address as the other party designates in accordance with this Section. Until further notice to the other party, the addresses of the parties are, for the Adviser and the Trust, 38 Fountain Square, Cincinnati, OH 45202, and for Sub-Adviser, 420 East Fourth St., Cincinnati, OH 45202 with a copy to Western & Southern Financial Group, Legal Department, 400 Broadway, Cincinnati, OH 45202.

         19. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be effected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties herein and their respective successors and shall be governed by the laws of the State of Ohio.

         The names "Fifth Third Funds" and "Board of Trustees of Fifth Third Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Declaration of Trust dated as of September 15, 1988, as amended, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of

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"Fifth Third Funds" entered into in the name or on behalf thereof by any of the
Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                          FIFTH THIRD ASSET MANAGEMENT, INC.

                          By: /s/ E. K. Wirtz
                              ---------------
                              Name: E. K. Wirtz
                              Title: President

                          FORT WASHINGTON INVESTMENT ADVISERS, INC.

                          By: /s/ Margaret C. Bell
                              --------------------
                              Name: Margaret C. Bell
                              Title: Managing Director

                          By: /s/ Maribeth S. Rahe
                              --------------------
                              Name: Maribeth S. Rahe
                              Title: President, Chief Executive Officer